Exhibit 99.1

Contact: Susan Filyk Public Relations 210.308.1286 sfilyk@usfunds.com

For Immediate Release

U.S. Global Investors Reports Results for the Third Quarter of 2014 Fiscal Year

Company Successfully Transitions and Streamlines Operations

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SAN ANTONIO–May 12, 2014–U.S. Global Investors, Inc. (NASDAQ: GROW), a boutique registered investment advisory firm specializing in natural resources, emerging markets, domestic equities and municipal bonds, recorded a net loss of $27,979, or $0.00 per share, on operating revenues of $2.74 million for the quarter ended March 31, 2014.

Net income for the same quarter of the previous year was $41,167, or $0.00 per share, on operating revenues of $4.47 million.

Average assets under management were $1 billion for the quarter ended March 31, 2014, compared to an average of $1.6 billion for the same quarter a year ago. Total assets under management were $1 billion as of March 31, 2014, versus $1.5 billion under management as of March 31, 2013. The decline in assets was predominately in the natural resources and emerging markets funds. “Those market sectors have seen a challenging three-year decline which has negatively affected GROW’s revenues,” says Frank Holmes, U.S. Global Investors CEO. Additionally, investor sentiment has been negative toward emerging markets, especially China.

“There have been starts and stops in the markets, but no sustained positive global trend,” says Holmes. Global real GDP growth peaked in 2010 at 5.2 percent, then slowed for the next three years, to 3 percent. Global growth in 2014 is likely to accelerate, for the first time in four years, to 3.5 percent, according to ISI. Global industrial production is also pointing to global growth acceleration. “Historically, our funds’ performance has been highly correlated with global growth trends, which appear to be turning up.” says Holmes.

This has been a transitional fiscal year for the company as it accomplished strategic objectives in simplifying its operations and product lineup. Those changes required expensive and time- consuming legal and regulatory processes. “The costs of change are mostly behind us and operating expenses decreased significantly in the third quarter due to the company’s ongoing efforts to streamline costs and operations,” says Holmes. “Our organization is lean and nimble, our product line is streamlined and our focus is on our core competency of money management.”

The company has made significant strides in developing new exchange-traded fund (ETF) products that the company is planning to launch in 2014. ETFs have seen tremendous growth in assets and market share as more investors and their financial advisors turn to this investment vehicle. “We are excited about competing in this high demand space with innovative and dynamic ETF products,” said Holmes.

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Additional Investment in Galileo Global Equity Advisors

On January 17, Toronto-based Galileo Global Equity Advisors, of which U.S. Global owns 50 percent, agreed to sell an additional 15 percent of the company. U.S. Global plans to proceed with the purchase in the fourth fiscal quarter. After this additional purchase, U.S Global will own 65 percent of the outstanding shares of Galileo.

“I’m pleased for U.S. Global to be in partnership with a growing and high-performing Canadian asset manager,” says Holmes. “Galileo’s flagship fund continues to be highly rated by Morningstar for its long-term track record of solid performance and managed risk.”

Share Repurchase Program, Continued Strong Balance Sheet, and Monthly Dividends

The company continued repurchasing outstanding stock in the third fiscal quarter totaling 35,065 class A shares using cash of $120,610. The company is using an algorithm to purchase shares on down days, following the rules and regulations that restrict the amounts and times when shares can be purchased on any given day, such as at the opening of the day and in the last half-hour of trading. The share repurchase plan is set to expire at the end of calendar year 2014 but may be suspended or discontinued at any time.

As of March 31, 2014, the company had net working capital of approximately $24.3 million. Cash and cash equivalents totaled $4.1 million and marketable securities totaled $24.9 million as of the end of the quarter.

The change in cash and cash equivalents compared to June 30, 2013, was due to the company’s investment in the U.S. Government Securities Ultra-Short Bond Fund. This is the fund that converted in December from a money market fund to an ultra-short bond fund. Therefore, on the balance sheet, the amount invested in this fund in December 2013, approximately $14 million, was transferred from cash and cash equivalents to trading securities.

In addition, the company has had no long-term debt since 2004 and owns its headquarters building. The company has also continued to pay monthly dividends for more than six years.

Market Commentary

During 2013, commodities experienced a turbulent year, with gold posting its first annual decline since 2000 and gold equities declining for a third year in a row, as measured by the Philadelphia Gold & Silver Index (XAU). “There were only three times in three decades that gold stocks had a losing streak of three years,” says Holmes. Additionally, in 2013 investors shifted out of the energy sector and emerging markets as they underperformed the U.S. market.

In the spectacularly performing domestic equities market of 2013, the energy sector lacked some of the outstanding performance seen in other sectors, but recently energy has turned up and outperformed the S&P 500 Index, catching the attention of the market again. This bodes well for the company’s Global Resources Fund (PSPFX/PIPFX).

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One reason the energy sector is climbing back to the top could be due to the broader market rotation taking place recently, from growth stocks to value stocks as some investors view the valuations of growth names as too high.

“Our portfolio managers stay focused on high quality companies that demonstrate robust fundamentals at reasonable prices, in the top sectors experiencing positive momentum,” says Holmes. The funds’ investment models are designed to anticipate and adapt to changes, recognizing strengths and weakness in specific sectors and countries. “We’re pleased our models were able to help our domestic equity funds, the Holmes Macro Trends Fund (MEGAX) and All American Equity Fund (GBTFX), outperform their benchmarks during a stellar stock market year and continued to beat their benchmarks through this quarter end.”

Earnings Webcast Information

The company has scheduled a webcast for 7:30 a.m. Central time on Tuesday, May 13, 2014, to discuss the company’s key financial results for the quarter. Frank Holmes will be accompanied on the webcast by Susan McGee, president and general counsel, and Lisa Callicotte, chief financial officer. Click here to register for the earnings webcast or visit www.usfunds.com for more information. The earnings presentation can also be accessed by dialing 1(844) 823-7328. The confirmation number is 34569553. Please dial in at least 5 minutes prior to the start of the call.

Selected financial data (unaudited):

	Three months ended
	3/31/2014	3/31/2013
Operating Revenues	$2,742,032	$4,472,982
Operating Expenses	3,157,299	4,258,316

Operating Income (Loss)	(415,267)	214,666
Other Income (Loss)	403,299	(16,081)

Income (Loss) from Continuing Operations Before Income Taxes	(11,968)	198,585
Tax Expense	14,095	82,958

Income (Loss) from Continuing Operations	(26,063)	115,627
Loss from Discontinued Operations (net of tax)	(1,916)	(74,460)

Net Income (Loss)	$(27,979)	$41,167

Net income (loss) per share from continuing operations (basic and diluted)	$0.00	$0.01
Net loss per share from discontinued operations (basic and diluted)	0.00	$(0.01)

Net income (loss) per share	$0.00	$0.00

Avg. common shares outstanding (basic)	15,454,932	15,490,020
Avg. common shares outstanding (diluted)	15,454,932	15,490,020
Avg. assets under management (billions)	$1.0	$1.6

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About U.S. Global Investors, Inc.

U.S. Global Investors, Inc. (www.usfunds.com) is a boutique registered investment adviser specializing in actively managed equity and bond strategies. The company has a longstanding history as experts in gold and precious metals, natural resources and emerging markets. Headquartered in San Antonio, Texas, the company provides advisory and other services to U.S. Global Investors Funds and other clients.

With an average of $1 billion in assets under management in the quarter ended March 31, 2014, U.S. Global Investors manages domestic and offshore funds offering a variety of investment options, from emerging markets to fixed income.

Forward-Looking Statements and Disclosure

This news release and other statements by U.S. Global Investors may include certain “forward-looking statements” including statements relating to revenues, expenses and expectations regarding market conditions. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “opportunity,” “seeks,” “anticipates” or other comparable words. Such statements involve certain risks and uncertainties and should be read with corporate filings and other important information on the company’s website, www.usfunds.com, or the Securities and Exchange Commission’s website at www.sec.gov.

These filings, such as the company’s annual report and Form 10-Q, should be read in conjunction with the other cautionary statements that are included in this release. Future events could differ materially from those anticipated in such statements and there can be no assurance that such statements will prove accurate and actual results may vary. The company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

Total Annualized Returns as of 3/31/13

	One-Year	Five-Year	Ten-Year	Gross Expense Ratio	Expense Ratio After Waivers
Holmes Macro Trends Fund	24.25%	17.04%	6.39%	2.00%	1.96%
S&P 1500 Composite Index	22.01%	21.62%	7.74%	NA	NA
All American Equity Fund	24.64%	18.20%	7.16%	2.44%	2.16%
S&P 500 Index	21.86%	21.16%	7.42%	NA	NA

Expense ratios as stated in the most recent prospectus. The expense ratio after waivers is a voluntary limit on total fund operating expenses (exclusive of any acquired fund fees and expenses, performance fees, taxes, brokerage commissions and interest) that U.S. Global Investors, Inc. can modify or terminate at any time, which may lower a fund’s yield or return. Performance data quoted above is historical. Past performance is no guarantee of future results. Results reflect the reinvestment of dividends and other earnings. Current performance may be higher or lower than the performance data quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Performance does not include the effect of any direct fees described in the fund’s prospectus (e.g., short-term trading fees of 0.05%) which, if applicable, would lower your total returns. Performance quoted for periods of one year or less is cumulative and not annualized. Obtain performance data current to the most recent month-end at www.usfunds.com or 1-800-US-FUNDS.

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Please consider carefully a fund’s investment objectives, risks, charges and expenses. For this and other important information, obtain a fund prospectus by visiting www.usfunds.com or by calling 1-800-US-FUNDS (1-800-873-8637). Read it carefully before investing. Distributed by U.S. Global Brokerage, Inc.

Because the Global Resources Fund concentrates its investments in specific industries, the fund may be subject to greater risks and fluctuations than a portfolio representing a broader range of industries. Bond funds are subject to interest-rate risk; their value declines as interest rates rise. Foreign and emerging market investing involves special risks such as currency fluctuation and less public disclosure, as well as economic and political risk.

The Galileo Mutual Funds are not offered for sale in the United States. They are represented across Canada by independent financial advisors.

All opinions expressed and data provided are subject to change without notice. Some of these opinions may not be appropriate to every investor. The S&P 500 Stock Index is a widely recognized capitalization-weighted index of 500 common stock prices in U.S. companies. The S&P 1500 Composite is a broad-based capitalization-weighted index of 1500 U.S. companies and is comprised of the S&P 400, S&P 500, and the S&P 600. The Philadelphia Gold and Silver Index (XAU) is a capitalization-weighted index that includes the leading companies involved in the mining of gold and silver.